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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ORTHOVITA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                ORTHOVITA, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                 ORTHOVITA, INC.

                             45 GREAT VALLEY PARKWAY
                           MALVERN, PENNSYLVANIA 19355

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                              Tuesday, May 29, 2001

DEAR ORTHOVITA, INC. SHAREHOLDERS:

On Tuesday, May 29, 2001, ORTHOVITA, INC. will hold its Annual Meeting of Shareholders at the Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania, 19355, USA. The meeting will begin at 3:30 p.m., Daylight Saving Time.

Shareholders that own stock at the close of business on April 11, 2001, can vote at this meeting. At the meeting, we will consider the following proposals:

1. To elect a Board of Directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed;

2. To approve an amendment to the 1997 Equity Compensation Plan to increase the number of shares of the Company's Common Stock available for issuance pursuant to grants thereunder from 1,850,000 to 2,850,000; and

3.   To attend to other business properly brought before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

A list of our shareholders allowed to vote at the meeting will be available for inspection by any shareholder at our office, during normal business hours, for the ten business days prior to the Annual Meeting.



                                        By Order of the Board of Directors,

                                        JOSEPH M. PAIVA
                                        Corporate Secretary

Malvern, Pennsylvania, USA
April 25, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR VIA THE INTERNET.

                                 ORTHOVITA, INC.
                             45 GREAT VALLEY PARKWAY
                           MALVERN, PENNSYLVANIA 19355

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

Questions and Answers...............................................     3 - 5
Proposals You May Vote On:
Nominees for the Board of Directors.................................     6 - 7
Amendment to 1997 Equity Compensation Plan..........................    8 - 12
Statement of Corporate Governance...................................   13 - 14
Directors' Compensation.............................................      15
Holders of 5% or More and Directors' and Officers' Ownership of
Orthovita, Inc. Stock...............................................   16 - 18
Executive Compensation: Report of the Compensation Committee........   19 - 20
Summary Compensation Table..........................................      21
Option Grants in Fiscal 2000 Table..................................      22
Aggregate Option Exercises and Year-End Values Table................      22
Employment Agreements...............................................      23
Audit Committee Report..............................................   24 - 25
Stock Performance Graph.............................................      26
Section 16(a) Beneficial Ownership Reporting and Compliance.........      27
Shareholders' Proposals for 2002 Annual Meeting.....................      27
Annual Report to Shareholders.......................................      27
Appendix A: Audit Committee Charter

                              QUESTIONS AND ANSWERS

1.   Q: WHO IS SOLICITING MY VOTE?
     A: This proxy solicitation is being made and paid for by Orthovita, Inc.

2.   Q: WHEN WAS THIS PROXY STATEMENT MAILED TO SHAREHOLDERS?
     A: This proxy statement was first mailed to shareholders on or about April
        25, 2001.

2.   Q: WHAT MAY I VOTE ON?
     A: (1) The election of nominees to serve on our Board of Directors; AND
        (2) The amendment to the 1997 Equity Compensation Plan to increase the number of shares of the Company's Common Stock available for issuance pursuant to grants thereunder from 1,850,000 to 2,850,000.

3.   Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
     A: The Board recommends a vote FOR each of the nominees, and the Board recommends a vote FOR the amendment to the 1997 Equity Compensation Plan.

4.   Q: WHO IS ENTITLED TO VOTE?
     A: Shareholders as of the close of business on April 11, 2001 (the Record
        Date) are entitled to vote at the Annual Meeting.

5.   Q: HOW DO I VOTE?
     A: There are two ways to vote - by mail OR online via the Internet.
     (1) To vote by mail, sign and date each proxy card you receive and return it in the prepaid envelope.
     (2) To vote online via the Internet, follow the "online voting" instructions on the proxy card. The proxy card has your unique and confidential login number and password. You will access our Transfer Agent's web side directly to vote the shares. Do not destroy your login number and password, since it will be needed if you choose to revoke your vote at a later time (see (d) below).

          You have the right to revoke your proxy, whether voted by mail or via the Internet, at any time before the meeting by:
          (a) notifying the Corporate Secretary, Joseph M. Paiva, at the address shown on the Notice of the Annual Meeting;
          (b) voting in person;
          (c) returning a later dated proxy card , OR;
          (d) voting via the Internet at a later date.

     Proxies that are voted in accordance with these instructions and are received by the Company by no later than the business day preceding the meeting will be voted in accordance with the instructions contained thereon. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals.

6.   Q: WHO WILL COUNT THE VOTES?

     A: Representatives of our transfer agent, StockTrans, will count the votes.

7.   Q: IS MY VOTE CONFIDENTIAL?
     A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to StockTrans, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit StockTrans to tabulate and certify the vote; and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

8.   Q: HOW MANY SHARES CAN VOTE?
     A: As of April 11, 2001, 15,972,735 Common Stock were issued and outstanding. Every share of Common Stock is entitled to one vote.

9.   Q: WHAT IS A "QUORUM"?
     A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum, A WITHHELD vote will be counted for quorum purposes.

10.  Q: WHAT ARE THE VOTING REQUIREMENTS TO APPROVE A PROPOSAL?
     A: Assuming a quorum is present, nominees for directors must receive a plurality of the votes cast to be elected, and the proposal to amend the 1997 Equity Compensation Plan must receive more than 50% of the votes cast to be approved. You may abstain from voting on the proposal to amend the 1997 Equity Compensation Plan. An abstention has the same effect as a vote AGAINST a proposal. With regard to the election of directors, votes may be cast in favor or withheld. A WITHHELD vote will not be deemed present for purposes of determining whether shareholder approval has been obtained.

11.  Q: WHAT ARE BROKER NON-VOTES?
     A: A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A non-vote has no effect on the election of directors, but will count as votes against the amendment to the 1997 Equity Compensation Plan.

12.  Q: WHO CAN ATTEND THE ANNUAL MEETING?
     A: All shareholders of record on April 11, 2001 may attend.

13.  Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
     A: We do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Joseph M. Paiva, our Chief Financial Officer, Administrative Officer and Secretary, to vote on such matters at his discretion.

14.  Q: WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?
A: See "HOLDERS OF 5% OR MORE OF ORTHOVITA'S STOCK AND DIRECTORS' AND OFFICERS' OWNERSHIP OF ORTHOVITA'S STOCK" beginning on page 15 of this proxy for the largest principal shareholders as of April 11, 2001.

15.  Q: WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING DUE?
A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Joseph M. Paiva, Secretary, Orthovita, Inc., 45 Great Valley Parkway, Malvern, Pennsylvania 19355 prior to December 26, 2001.

Additionally, the proxy for next year's Annual Meeting will confer discretionary authority to vote on any shareholder proposal that we do not know about before December 26, 2001.

16.  Q: CAN A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF THE COMPANY?
A: As a shareholder, you may recommend any person as a nominee for director by writing to the Nominating Committee of the Board of Directors, c/o Orthovita, Inc., 45 Great Valley Parkway, Malvern, PA 19355. Recommendations must be received between February 22, 2002 and March 22, 2002, for the 2002 Annual Meeting. They must be accompanied by the name, residence and business address of the nominating shareholder. They must include a representation that the shareholder is a record holder of the stock or holds the stock through a broker. They must state the number of shares held. The recommendations must include a representation that the shareholder intends to appear in person or by proxy at the meeting of the shareholders to nominate the individual(s) if the nominations are to be made at a shareholder meeting. They must include information regarding each nominee that would be required to be included in a proxy statement. They must also include a description of any arrangement or understanding between the shareholder and each and every nominee. Finally, the recommendations must include the written consent of each nominee to serve as a director, if elected.

                            PROPOSALS YOU MAY VOTE ON

1.   ELECTION OF DIRECTORS

There are currently six members of the Board of Directors. All of the current members of the Board of Directors are nominees for election this year. Dr. Howard Salasin and Mr. Richard Horowitz have resigned effective April 3, 2001 and April 11, 2001, respectively. In addition, Dr. Randal Betz and Mr. Morris Cheston have been nominated for election to the Board of Directors. All directors are elected annually and serve a one-year term until the next Annual Meeting or until their respective successors are duly elected and qualified. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THESE DIRECTORS.

NOMINEES FOR THE BOARD OF DIRECTORS

Name of Director          Age   Principal Occupation and Certain Directorships
----------------          ---   ----------------------------------------------

David S. Joseph           58    Mr. Joseph has been Chairman since May 1999,
Director since 1993             after having previously served as President and
                                Chief Executive Officer since 1993. He is a member of the Board of Directors of Highway to Health, a private web based travel/health insurance company and Animas Corporation, a diabetes device technology company. He is also a member of Board of Directors of Morphotek, Inc., a genomics platform technology company. He was a co-founder, President and CEO of Site
                                Microsurgical Systems acquired by Johnson and Johnson, and co-founder, President and CEO of Surgical Laser Technologies Inc. Mr. Joseph formerly served as a board member of the Corporation of The Jackson Laboratory, a leading genetic research institute, and as a member of the Board of Directors of King's College. He received a BS degree from King's College in Pennsylvania and a MBA in Health Care
                                Administration from Xavier University in Ohio.

Paul Ducheyne, Ph.D       51    Dr. Ducheyne founded Orthovita and served as the
Director since 1993             Chairman of the Board from its inception through
                                May 1999. Dr. Ducheyne is currently Chairman
                                Emeritus and Director. Since 1997, Dr. Ducheyne has been the Director of the Center for Bioactive Materials and Tissue Engineering at the University of Pennsylvania, where he has been a Professor of Bioengineering and Orthopaedic Surgery Research since 1983. Dr.
                                Ducheyne holds a Master of Science degree in Materials Science and Metallurgical Engineering and a Ph.D. in Materials Science from the Catholic University of Leuven, Belgium.

Randal R. Betz, M.D.      49    Dr. Betz has been the Chief of Staff at Shriners
Nominated  to  Board  of        Hospitals for Children since 1983, the Medical
Directors 2001                  Director of the Spinal Cord Injury Unit at
                                Shriners Hospitals for Children since 1983, and a Professor in the Department of Orthopaedic
                                Surgery at Temple University School of Medicine in Philadelphia, Pennsylvania since 1997. In addition, Dr. Betz has received two awards from the American Orthopedic Association: North
                                American traveling fellowship, 1984 and American
                                British and Canadian traveling fellowship, 1989.
                                Dr. Betz received a BS degree from Pennsylvania
                                State University and a Medical Degree from
                                Temple University School of Medicine. From 1977 to 1978, Dr. Betz served an internship in general surgery at Temple University Hospital and from 1978 to 1982, he served an Orthopaedic
                                Surgery residency at Temple University Hospital.
                                In addition, Dr. Betz served a fellowship in pediatric orthopaedics at the Alfred I. DuPont
                                Institute from 1982 to 1983.

Name of Director          Age   Principal Occupation and Certain Directorships
----------------          ---   ----------------------------------------------


Morris Cheston, Jr.       63    Mr. Cheston has been a partner in the law firm
Nominated  to  Board  of        of Ballard Spahr Andrews & Ingersoll, LLP since
Directors 2001                  1971. His practice focuses on securities,
                                mergers and acquisitions and technology
                                transfer, principally in the biotechnology industry. Mr. Cheston is active in numerous civic and charitable organizations including currently serving as the Chairman, Board of Managers of Pennsylvania Hospital and a Trustee of the University of Pennsylvania Health System and a Member of the Executive Committee of the University of Pennsylvania Health System. Mr.
                                Cheston received a BA degree from Princeton
                                University and his JD from Harvard Law School.

James M. Garvey           54    Mr. Garvey has been the Chief Executive Officer
Director since 1997             and Managing Partner of Schroder Ventures Life
                                Sciences, a private venture capital firm, since
                                May 1995. Prior to joining Schroder Ventures,
                                Mr. Garvey was Director of the $600 million
                                Venture Capital Division of Allstate Corp. where he served on several public and private healthcare boards in the U.S. and Europe. Mr.
                                Garvey is currently a director of LaserVision
                                Centers, a public company, and several other private companies. Mr. Garvey received a BSE degree from Northern Illinois University in 1969.

Robert M. Levande         51    Mr. Levande became Managing Director at
Director since 2000             Viscogliosi Bros., L.L.C., an investment banking
                                firm specializing in the musculo-skeletal industry in January 2001. He founded and has served as president of the Palantir Group, Inc., a private consulting firm specializing in providing strategic advise to entrepreneurs in the medical technology industry since January
                                1999. From 1972 to 1998, Mr. Levande served in various managerial positions with Pfizer Inc.
                                including Vice President - Business Analysis &
                                Development of its Medical Technology Group
                                (1996 to 1998) and Senior Vice President of
                                Howmedica Inc., its largest business unit. The group has been a leader in the design, manufacture, and marketing of medical devices.
                                He is also a principal in several real estate development firms based in New York City. Mr.
                                Levande received his B.S. from Wharton School of Finance & Commerce of the University of
                                Pennsylvania and an MBA from Columbia
                                University.

Bruce A. Peacock          49    Mr. Peacock was named Chief Executive Officer of
Director since 1999             the Company during June 2000 after having served
                                as President, Chief Operating Officer and a
                                Director of Orthovita since June 1999.
                                Previously, Mr. Peacock was Executive Vice
                                President, Chief Operating Officer and a
                                Director of Cephalon, Inc., a publicly-traded biotechnology company, and was employed there from 1992 to June 1999. From 1982 to 1992, Mr.
                                Peacock was Vice President and Chief Financial
                                Officer of Centocor, Inc. a biotechnology company. Mr. Peacock has been a director of Genometrix, Incorporated, a private genomics-focused company, since June 1998. In addition, Mr. Peacock is a director of Nova
                                Flora, Inc., a private company focused on genomic applications in ornament plants, and is a member of the Executive Council of Solera
                                Partners LLC, a venture capital company. Mr.
                                Peacock received a BA degree from Villanova
                                University and is a Certified Public Accountant.

Jos B. Peeters, Ph.D.     52    Since January 1995, Dr. Peeters has been the
Director since 1996             Managing Director of Capricorn Venture Partners
                                n.v., a Belgian-based venture capital firm, founded by Dr. Peeters, specializing in early-stage, technology-based companies. Dr.
                                Peeters was Chairman of the Working Group that founded the European Association of Securities
                                Dealers (EASD) and developed EASDAQ, for which he serves as Vice-Chairman. Since April 1998,
                                Dr. Peeters has been Chairman of Quest for Growth n.v., a publicly-traded investment company, co-founded by Dr. Peeters, specializing in publicly-traded and later-stage private technology-based growth companies.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

2.   AMENDMENT TO THE 1997 EQUITY COMPENSATION PLAN

Our Board has proposed to amend and restate Section 3(a) of our 1997 Equity Compensation Plan (the "Plan"). The effect of the amendment will be to increase the aggregate number of shares of Common Stock of the Company that may be issued under the Plan from 1,850,000 shares of Common Stock to 2,850,000 shares of Common Stock. This is an increase to the Plan of 1,000,000 shares of Common Stock.

Purpose and Effect of the Proposed Amendment

The Plan currently has 1,850,000 shares of Common Stock reserved for issuance and as of March 31, 2001, the Plan has 2,181 shares of Common Stock available for issuance. The Plan is intended to encourage participants to contribute to our long-term growth, to align their interests with our shareholders' and to aid us in attracting and retaining officers, employees, consultants and directors of outstanding ability. Our Board of Directors believes it is in our best interest to increase the number of shares of Common Stock authorized under the Plan to 2,850,000, in order to be able to make additional awards under the Plan.

Description of the Plan

The Plan is administered by a committee (the "Committee") consisting of two or more outside directors, as defined under section 162(m) of the Internal Revenue Code of 1986, as amended. These "outside directors" are non-employee directors, as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and references in the Plan to the Board shall be deemed to refer to the Committee. All grants made to non-employee directors are subject to the approval of the Board of Directors.

The Committee selects the key employees to receive grants and determines the number of shares of Common Stock that will be subject to each such grant. Employees may receive incentive stock options, nonqualified stock options, restricted stock or stock appreciation rights ("SARs") under the Plan. Non-employee directors and consultants may receive non-qualified stock options, restricted stock or SARs.

The Plan provides for (a) an initial grant of non-qualified stock options to non-employee directors and (b) an annual grant, on the date we hold our Annual Meeting of Shareholders, of non-qualified stock options to non-employee directors. In addition, the Plan authorizes the Board of Directors to make changes to the number of shares of Common Stock granted to non-employee directors.

The stock option exercise prices may be equal to, greater than or less than the fair market value of a share of Common Stock on the date of grant, provided that
(i) the option exercise price of an incentive stock option may not be less than the fair market value of a share of Common Stock on the date of grant and (ii) an incentive stock option that is granted to a 10% shareholder must have an exercise price of not less than 110% of the fair market of the Common Stock on the date of grant.

The Committee also determines the term of each stock option, which shall not exceed ten years from the date of grant. However, an incentive stock option granted to a 10% shareholder may not have a term longer than five years from the date of grant. The grantee may pay the exercise price (i) in cash, (ii) with the consent of the Committee, by tendering shares of Common Stock owned by the grantee, or (iii) by a combination of the two. Options may be exercised while the grantee is an employee, consultant or member of the Board or within a specified time after termination of employment or service.

The Committee may make restricted stock awards to key employees, consultants or non-employee directors as it deems appropriate. The Committee will establish the amount and terms of each restricted stock grant.

The Committee may grant SARs to a key employee, consultant or member of the Board separately or in tandem with any stock option. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the option price of the related option or, if there is no related option, the fair market value of a share of Common Stock on the date of grant of the SAR. When an SAR is exercised, the grantee will receive an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the base price of the SAR. Payments shall be made in cash, Common Stock, or a combination of the two in such proportion as the Committee determines.

Grants under the Plan may not be transferred except upon the grantee's death or, with respect to grants other than incentive stock options, if permitted by the Committee pursuant to a domestic relations order. The Committee may permit a grantee to transfer non-qualified stock options to family members or other persons or entities on such terms as the Committee deems appropriate.

The Plan provides that, unless the Committee determines otherwise, outstanding options, SARs and restricted stock awards will automatically fully vest in the event of a Change of Control. A "Change of Control" will be deemed to occur if
(i) any person (other than the Company or certain related entities or persons) acquires securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company, or (ii) the shareholders approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (x) the merger or consolidation of the Company where the shareholders immediately before the transaction will not hold, immediately after the transaction, a majority of the stock of the surviving corporation, (y) a sale of substantially all of the assets of the Company or (z) a liquidation or dissolution of the Company.

In the event of a Change of Control, the Committee may require that grantees surrender their outstanding options and SARs in exchange for payment by us, in cash or Common Stock, of an amount equal to the amount by which the fair market value of the Common Stock exceeds the option price or base price of the options or SARS, and the Committee may terminate unexercised options and SARs. Unless the Committee determines otherwise, upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), outstanding grants shall be assumed by the surviving corporation.

In the event of certain changes in the number or kind of Common Stock outstanding, the Board may adjust proportionally the maximum number of shares of Common Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding grants, the kind of shares issued under the Plan, and the exercise price per share of existing grants under the Plan to reflect any increase or decrease in the number or kind of issued shares.

Federal Income Tax Consequences

The current United States federal income tax treatment of grants under the Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the Plan. Tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of other tax laws.

Non-qualified Stock Options
---------------------------

There generally are no federal income tax consequences to a participant or to the Company upon the grant of a non-qualified stock option.

Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company Common Stock at the time of exercise over the exercise price. The Company, generally, will be entitled to a corresponding federal income tax deduction.

Upon the sale of the shares of stock acquired upon the exercise of a non-qualified stock option, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of income recognized at the time of exercise). The capital gain tax rate will depend on the length of time the shares are held and other factors.

Incentive Stock Options
-----------------------

There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option.

A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income.

A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed of after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company generally will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.

Restricted Stock Awards
-----------------------

A participant normally will not recognize taxable income upon receipt of a restricted stock awards, and the Company will not be entitled to a deduction until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares (less any amounts paid for the shares) at that time. The Company generally will be entitled to a deduction in the same amount.

A participant may elect to recognize ordinary income in the year when the restricted stock grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock grant (less any amounts paid for such shares) at that time, determined without regard to any restrictions. In that event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be a capital gain or loss.

Stock Appreciation Rights
-------------------------

There generally are no federal income tax consequences to the participant or to the Company upon the grant of a SAR under the Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR.

Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR). The capital gain tax rate will depend on the length of time the shares were held and certain other factors.

Tax Withholding
---------------

The Company has the right to deduct from all grants paid in cash or other compensation, any taxes required to be withheld with respect to grants under the Plan. The Company may require the participant to pay to the Company the amount of any required withholding. The Committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option, SAR, and restricted stock a number of shares with a value equal to the required tax withholding amount.

Transfer of Stock Options
-------------------------

The Committee may permit a participant to transfer non-qualified stock options to family members. Generally, a participant will not recognize income at the time they make a gift of a non-qualified stock option to a family member. When the transferee later exercises the option, the participant (and not the transferee) must recognize ordinary income on the difference between the fair market value of the stock and the exercise price.

For federal gift tax purposes, if a participant transfers an option before the option has become exercisable, the transfer will not be considered by the Internal Revenue Service to be a completed gift until the option becomes exercisable. The value of the gift will be determined when the option becomes exercisable. Gifts of options may qualify for the $10,000 gift tax annual exclusion.

If a participant dies after transferring an option in a completed gift transaction, the transferred option may be excluded from the participant's estate for estate tax purposes if the applicable estate tax requirements have been met.

Section 162(m) of the Internal Revenue Code disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers.
Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The Plan is intended to permit all options to qualify as performance-based compensation.

This proposal must receive more than 50% of the shares voting during the Annual Meeting, a quorum being present, to be approved.




YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY COMPENSATION PLAN.

                        STATEMENT OF CORPORATE GOVERNANCE

Orthovita, Inc.'s business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to our senior management team. Our Board meets four times a year in regularly scheduled meetings; however, it may meet more often if necessary. The Board held six meetings during 2000. The Chairman or Chief Executive Officer ("CEO") usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings; however, Board members may raise other matters at the meetings. The Chairman, CEO and President, Chief Financial Officer ("CFO") and, from time to time, other senior management make presentations to the Board at the meetings. A substantial portion of the meeting time is devoted to the Board's discussion of these presentations. Significant matters that require Board approval are voted on at the meetings.

The Board considers all major decisions. The Board has established three standing committees so that certain areas can be addressed in more depth than may be possible at a full Board meeting.

Nominating Committee. This committee identifies individuals with the experience, judgment and skills to become Board members. It recommends to the Board and our shareholders the slate of directors for nomination and election each year. This committee held two meetings in 2000.

Audit Committee. This committee assures the credibility of our financial reporting by providing oversight of our financial reporting process and our internal controls. The Audit Committee meets at least quarterly with our management and outside independent public accountants, Arthur Andersen LLP, to discuss the financial statements and the earnings press release prior to any public filing of the information. The Audit Committee operates pursuant to a charter approved by the Board of Directors. The Audit Committee reports on its activities to the Board. This committee held four meetings during 2000.

Compensation Committee. This committee reviews the compensation of the Chairman, CEO and President and other senior management, as well as our general employee compensation and benefits policies and practices. They approve the goals for our incentive plans and they monitor results against those goals. This committee held three meetings during 2000.

Individual committees and their respective members effective upon their election May 29, 2001, would be as follows:


                                                                                        Compensation
Name of Director                    Nominating Committee        Audit Committee           Committee
----------------                    --------------------        ---------------           ---------
David S. Joseph                            X (1)
Paul Ducheyne, Ph.D                          X
Randal R. Betz
Morris Cheston, Jr.                                                    X
James M. Garvey                                                                               X
Robert Levande                                                         X                      X
Bruce A. Peacock                             X
Jos B. Peeters, Ph.D.                                                  X


Dr. Howard Salasin and Mr. Richard Horowitz have served on committees since the 2000 Annual Shareholders' Meeting and have resigned their respective positions as of April 3, 2001 and April 11, 2001, respectively:


                                                                                        Compensation
Name of Director                    Nominating Committee        Audit Committee           Committee
----------------                    --------------------        ---------------           ---------
Richard M. Horowitz, Esq.                                              X
Howard Salasin, Ph.D.                                                                         X


     (1) denotes Chairman of the committee.

                             DIRECTORS' COMPENSATION

Effective April 11, 2001, each outside director receives 5,000 non-qualified stock options per calendar year under the Plan, as amended. Previously outside directors received 2,500 non-qualified stock options per calendar year. The stock options are issued with an exercise price equal to the market price on the date of the Annual Meeting of Shareholders. The options are 50% immediately vested (effective, April 11, 2001, 2,500 shares) and 25% vested (effective April 11, 2001, 1,250 shares) for each of the following two years if the non-employee director continues to be a member of the Board or is otherwise employed by us. In addition, effective April 11, 2001, each outside director receives an initial grant of 15,000 fully vested non-qualified stock options when first elected to the Board of Directors. Outside directors previously received 10,000 fully vested non-qualified stock options when initially elected. Outside directors receive no other compensation for serving on the Board; however, they are reimbursed for travel expenses to the meetings. Employee directors are not eligible for any additional compensation for service on the Board or its committees. We pay liability insurance on behalf of all directors.

     HOLDERS OF 5% OR MORE OF ORTHOVITA'S STOCK AND DIRECTORS' AND OFFICERS'
                         OWNERSHIP OF ORTHOVITA'S STOCK

The following table shows, as of April 6, 2001, how much of our stock is reportedly owned by persons or entities the Company has reason to believe may beneficially own more than 5% of our outstanding Common Stock. Also set forth in the table is how much of our Common Stock is beneficially owned by each of our directors and named executive officers owned, individually and as a group. The table also includes shares of Common Stock issuable within 60 days of April 11, 2001, upon the exercise of stock options and warrants. This table has been prepared based on 15,972,735 shares of Common Stock outstanding as of April 11, 2001.


                                                        Shares of Common Stock                 Percent of
Name and Address                                        Beneficially Owned                 Common Stock Owned
----------------                                        ------------------                 ------------------
Five Percent (5%) Shareholders:
------------------------------
Brown Simpson Partners I, Ltd.
152 West 57th Street, 40th floor
New York, NY  10019                                     1,801,505 (1)                             11.3%
H&Q Healthcare Investors
30 Rowes Wharf, 4th floor
Boston, MA  02110                                       1,020,000                                  6.4%
The Rennes Fondation
Aeulestrasee 38
FL-9490 Vaduz
Principality of Liechtenstein                           2,725,368 (2)                             17.1%

Directors and Named Executive Officers
--------------------------------------
Paul Ducheyne, Ph.D.                                    1,471,393 (3)                              9.2
David S. Joseph                                           731,587 (4)                              4.6
Bruce A. Peacock                                          180,750 (5)                               *
Erik M. Erbe, Ph.D.                                       141,000 (6)                               *
Howard Salasin, Ph.D.                                     138,759 (7)                               *
Joseph M. Paiva                                            53,625 (8)                               *
Richard M. Horowitz, Esquire                               48,325 (9)                               *
David J. McIlhenny                                         30,150 (10)                              *
Jeffrey J. Wicklund                                        25,250 (11)                              *
Maarten Persenaire                                         20,500 (12)                              *
William S. McDonald                                        19,200 (13)                              *
Antony Koblish                                             18,300 (14)                              *
James M. Garvey                                           884,778 (15)                             5.5%
Jos. B. Peeters, Ph.D.                                     15,375 (16)                              *
Randal R. Betz, M.D.                                       15,000 (17)                              *
Morris Cheston, Jr.                                        --                                       *
Robert M. Levande                                          11,875 (18)                              *
Directors and executive officers as a group
(17 persons)                                            2,921,464 (19)                            18.3


     * Less than 1%

(1) Includes 1,125,000 shares of Common Stock obtainable upon the exercise of presently exercisable warrants and the rights to purchase 206,830 shares of Common Stock. However, Brown Simpson Partners I, Ltd. is not currently the beneficial owner of all 1,801,505 shares because it cannot exercise its warrants to the extent that it would then own, together with its affiliates, more than 4.99% of the shares of our Common Stock then outstanding.
(2) Includes 566,894 shares of Common Stock obtainable upon the exercise of presently exercisable warrants.
(3) Includes (i) 200,000 shares held in trust by Dr. Ducheyne's spouse and (ii) 712,647 shares held in trust for the benefit of Dr. Ducheyne's children, of which 63,573 shares are obtainable upon the exercise of warrants granted to certain shareholders. Dr. Ducheyne disclaims beneficial ownership of the shares held by the foregoing trusts.
(4) Includes 13,250 shares underlying a warrant granted by Mr. Joseph to a shareholder. Excludes shares held in an irrevocable Trust for Mr. Joseph's daughter and shares of Common Stock held by Mr. Joseph's spouse. Mr. Joseph disclaims beneficial ownership of both the irrevocable Trust's shares and his wife's shares.
(5) Includes 128,750 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(6) Includes 141,000 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(7) Includes (i) 19,891 shares of Common Stock obtainable from the Company upon the exercise of presently exercisable warrants, (ii) 4,194 shares of Common Stock obtainable from trusts established by Dr. Ducheyne upon the exercise of a presently exercisable warrant and (iii) 14,375 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(8) Includes 51,625 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(9) Includes (i) 3,281 shares of Common Stock obtainable from the Company upon the exercise of presently exercisable warrants, (ii) 2,097 shares of Common Stock obtainable from trusts established by Dr. Ducheyne upon the exercise of a presently exercisable warrant and (iii) 14,375 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(10) Includes 30,150 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(11) Includes 25,250 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(12) Includes 15,000 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(13) Includes 19,200 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(14) Includes 16,000 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(15) Includes 14,375 shares of Common Stock obtainable upon the exercise of presently exercisable options. Also, includes 788,143 shares of Common Stock held in the name of Schroder Ventures Life Sciences ("Schroder") and 82,260 shares of Common Stock obtainable upon the exercise of presently exercisable warrants held in the name of Schroder. Mr. Garvey is the Chief Executive Officer and Managing Partner of Schroder and disclaims beneficial ownership of the securities held in the name of Schroder.

(16) Includes 14,375 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(17) Includes 15,000 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(18) Includes (i) 10,000 shares of Common Stock obtainable upon the exercise of presently exercisable options held by the Palantir Group and (ii) 1,875 shares of Common Stock obtainable upon the exercise of presently exercisable options. Mr. Levande is president of the Palantir Group.
(19) Includes an aggregate of shares subject to options that are exercisable (or will become exercisable by June 11, 2001) to acquire 519,522 shares of Common Stock by all directors and named executive officers, as a group. Does not include Messrs. Betz and Cheston, who are nominees for director but are not currently serving as directors.

          EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy. The Compensation Committee of the Board of Directors attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to shareholders with components based upon the execution of shorter-term strategic goals. The Compensation Committee expects the achievement of these shorter-term goals ultimately will contribute to the long-term success of our Company. The Compensation Committee of the Board of Directors has instituted a management compensation plan that:

          .    Attracts and retains talented management;
          .    Provides between short-term and long-term incentives; and
          .    Focuses performance on the achievements of the Company's
               objectives.

Compensation Methodology. The Compensation Committee develops and implements compensation policies, plans and programs which seek to enhance shareholder value of the Company by closely aligning the financial interests of the Company's senior management with those of its shareholders.

The Compensation Committee's compensation program for senior management is comprised of the following:

     Base salary. The annual base salary is designed to compensate executives for their sustained performance and level of responsibility. Base salary is based on individual performance and the executives' experience. The Committee approves all salary increases for executive officers.

     Annual performance bonus. An annual cash bonus program is established in order to promote the achievement of Orthovita's performance objectives. The granting of an annual bonus is discretionary. Company and individual goals and milestones are established at the beginning of the year, and include targets for progress in research and development, clinical activities, development of sales, marketing and investor relations programs and organizational developments and share price. The Compensation Committee provides bonus incentives for achievements of these goals because they believe attainment of these goals will be in the best long-term interests of the Company's shareholders. Bonus amounts for each executive are dependent upon the level of achievement of the Company as well as the individual.

     Long-term incentive compensation. The Committee determines the number of incentive stock option grants, restricted stock awards or other grants under the Plan, if any, to be granted to each executive. These recommendations are based on the executive's ability to impact the financial and operational performance of Orthovita; the executive's past performance; and the CEO's expectation of the executive's future performance and contributions. All stock options and restricted stock awards are granted with an exercise price equal to the closing market price on the date of grant.

Compensation of the Chairman and Chief Executive Officer. The Committee meets at least annually to evaluate the performances of the Chairman and CEO. Based on these evaluations, the Committee may recommend for approval salary increases, annual bonuses and/or long-term incentive awards, if any. The Chairman's and CEO's compensation reflects a higher degree of policy-making and decision-making authority and a higher level of responsibility with respect to our strategic direction and its financial and operating results. It also reflects the Chairman's and CEO's long-term commitment and contributions to our success.

                                       Respectfully submitted,

                                       Compensation Committee
                                       Mr. James Garvey
                                       Dr. Howard Salasin
                                       April 2, 2001

                           SUMMARY COMPENSATION TABLE

The following table reflects information for the year ended December 31, 2000, regarding annual compensation and long-term incentive compensation earned by the Chief Executive Officer and each of our four most highly compensated executive officers, other than the Chief Executive Officer, whose compensation exceeded $100,000 for the year 2000 ("Named Executive Officers").


                                                 Annual Compensation                     Long-Term Incentive Compensation
                                                 -------------------                     --------------------------------
                                                                  Other Annual      Restricted     Securities       All Other
Executive Officer                                                 Compensation     Stock Awards    Underlying     Compensation
Principal Position           Year     Salary ($)    Bonus ($)       ($) (1)            ($)        Options (#)        ($) (2)
------------------           ----     ----------    ---------       -------            ---        -----------        -------
David S. Joseph,             2000      $225,000     $ 63,000        $ 22,116            ---            ---             ---
Chairman                     1999       225,000          ---          12,963            ---            ---             ---
                             1998       225,000       99,000          19,800            ---            ---             ---

Bruce A. Peacock,            2000       235,417          ---     151,697 (4)       $172,500 (5)      100,000           ---
CEO and President (3)        1999       117,692          ---           8,631            ---          310,000           ---
                             1998         ---            ---             ---            ---            ---             ---

Maarten Persenaire,          2000       175,000       30,000          12,780            ---            ---            $5,100
M.D., Vice President,        1999       120,416          ---           1,603            ---           60,000           2,128
Medical Affairs (6)          1998         ---            ---             ---            ---            ---             ---

Erik M. Erbe, Ph.D.,         2000       162,100       35,000          12,355            ---            5,000           5,250
Vice President, Research     1999       153,296       13,000           6,577            ---           20,000           3,844
and Development              1998       130,000       26,000           8,500            ---           17,000           3,816

Joseph M. Paiva,             2000       162,100       40,000          12,196            ---            ---             5,250
Vice President and Chief     1999       152,600       16,333           7,366            ---           12,500           4,537
Financial Officer            1998       140,000       24,500           9,600            ---           17,000           2,380


(1)  Includes automobile allowance and executive life insurance.
(2) The amounts disclosed consist of the Company's 401(k) savings plan matching contributions.
(3)  Mr. Peacock joined the Company on June 23,1999.
(4)  Includes $134,035 for payment of taxes on restricted stock award.
(5) As of December 31, 2000, Mr. Peacock had received 28,750 shares of Common Stock valued at $172,500 pursuant to vesting under a 45,000 share restricted stock award made May 23, 2000. The remaining 16,250 shares vest December 31, 2001.
(6)  Dr. Persenaire joined the Company on April 15, 1999.

OPTION GRANTS. The following table presents information concerning the options granted under the 1997 Equity Compensation Plan to Named Executive Officers during 2000.


                                                       OPTION GRANTS IN 2000 (1)
                               Number of     % of Total
                              Securities      Options                                            Potential Realizable Value at
                              Underlying     Granted to     Exercise                             Assumed Annual Rates of Stock
                               Options      Employees in      Price                                  Price Appreciation for
           Name                 Granted      Fiscal Year    ($/share)      Expiration Date                Option Term
           ----                 -------      -----------    ---------      ---------------                -----------
                                                                                                   5% ($)           10% ($)
                                                                                                   ------           -------
David S. Joseph                   ---            ---           ---               ---                 ---              ---
Bruce A. Peacock                100,000         52.1 %        $5.20         May 19, 2010         $ 327,025        $ 828,746
Maarten Persenaire                ---            ---           ---               ---                 ---              ---
Erik M. Erbe, Ph.D.              5,000          2.6 %         $6.50      September 29, 2010         20,439           51,797
Joseph M. Paiva                   ---            ---           ---               ---                 ---              ---


(1) All options granted to Named Executive Officers have an exercise price per share equal to the closing price of the Common Stock on the date of grant. Option grants are vested at a rate of 25% per year beginning one year from date of grant. In addition, all option grants have a ten year term.



OPTION EXERCISES. The following table summarizes the value of option exercises and unexercised options for the Named Executive Officers at December 31, 2000.

                 AGGREGATE OPTION EXERCISES AND YEAR-END VALUES


                                                                Number of Securities Underlying            Value of Unexercised
                                                               Unexercised Options at December             In-the-Money Options
                                                                         31, 2000 (#)                  at December 31, 2000 ($) (1)
                                                                         ------------                  ----------------------------
                          Shares Acquired        Value
        Name             upon Exercise (#)    Realized ($)    Exercisable     Unexercisable       Exercisable         Unexercisable
        ----             -----------------    ------------    -----------     -------------       -----------         -------------
David S. Joseph                 ---               ---             ---              ---                ---                   ---
Bruce A. Peacock                ---               ---           103,750          306,250              ---                   ---
Maarten Persenaire              ---               ---            15,000           45,000            $ 1,625              $ 4,875
Erik M. Erbe, Ph.D.             ---               ---           141,000           36,000             48,300                 ---
Joseph M. Paiva                 ---               ---            51,625           27,875              ---                   ---


(1) Value presented is based upon the difference between (i) the $4.13 per share closing price of our Common Stock on the Nasdaq National Market on December 31, 2000, and (ii) the exercise price of unexercised-in-the-money options.

                              EMPLOYMENT AGREEMENTS

David S. Joseph, Bruce A. Peacock and Erik M. Erbe, Ph.D., have employment agreements with the Company, under which, in the event of involuntary termination without cause, we will pay up to 24 months salary as a severance benefit. The receipt of this severance benefit is conditioned upon the employee executing a release in our favor. In addition, the severance benefit will end or be decreased if the employee begins comparable employment, subject to certain conditions. Additionally, each employment agreement entitles the employee to participate in any of our senior level executive short-term or long-term incentive compensation programs. Mr. Joseph's employment agreement provides for his employment as the Company's Chairman and a director through December 31, 2001, at an annual salary of $225,000. Similarly, Mr. Peacock's employment agreement provides for his employment as the Company's Chief Executive Officer, President, Chief Operating Officer and a director through December 31, 2001, at an annual salary of $300,000. Dr. Erbe's employment agreement provides for his employment as the Company's Vice President of Research and Development through December 31, 2001 at a minimum annual salary of $162,100. In addition, each employment agreement contains other terms customarily found in executive officer employment agreements, including provisions relating to changes in control, the reimbursement of certain business expenses, participation in employee benefit plans generally available to the other executive officers of the Company, life insurance, severance, confidentiality and non-competition.

                             AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee. For the period May 23, 2000 through April 11, 2001, the Audit Committee consisted of the following members of our Board of Directors: Richard A. Horowitz, Esquire, Mr. Robert M. Levande and Dr. Jos B. Peeters. Each of the members of the Audit Committee is independent, as required by the rules of Nasdaq, and financially literate. The Audit Committee operates under a written charter adopted by our Board of Directors, which is included in this Proxy Statement as Appendix A.

The primary function of the Audit Committee is to provide advice with respect to our financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting and tax compliance. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor our financial reporting process and internal control systems; (2) review and appraise the audit efforts of our independent public accountants; (3) evaluate our quarterly financial performance as well as our compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and
(5) provide an open line of communication among the independent public accountants, financial and senior management and the Board of Directors.

Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company's financial statements for the most recent fiscal year and the reviews of the Company's financial statements included in each of its Quarterly Reports on Form 10-Q during the year ended December 31, 2000 was $76,000 during 2000.

Financial Information Systems Design and Implementation Fees: There were no fees paid for professional services relating to financial information systems design and implementation during 2000.

All Other Fees: The aggregate fees billed for other services, which primarily consist of tax compliance and consulting, were $68,136 during 2000.

The Audit Committee has considered the fees paid to the outside auditors and believes the fees are compatible with maintaining the outside auditor's independence.

Review of our Audited Financial Statements for the Year Ended December 31, 2000. The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2000 with management. The Audit Committee has discussed with Arthur Andersen LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen LLP with them.

Based upon the Audit Committee's review and discussions as noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.




                                   Respectfully submitted,

                                   Audit Committee
                                   Mr. Richard A. Horowitz, Esquire
                                   Dr. Jos B. Peeters      Mr. Robert M. Levande
                                   April 2, 2001

                       COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph shows how an initial investment of $100 in Orthovita's Common Stock would have compared to an equal investment in the Nasdaq National Market Index and the EASDAQ Stock Market Index. The graph compares the total cumulative return since June 25, 1998 (the date we began public trading of our Common Stock on the EASDAQ Exchange). We began trading on the Nasdaq National Market on August 2, 2000.


                                      Orthovita:            EASDAQ Stock          Orthovita:        Nasdaq National
     Measurement Period              EASDAQ List            Market Index          Nasdaq List         Market Index
     ------------------              -----------            ------------          -----------         ------------
June 25, 1998                            100                     100                   ---                 ---
June 30, 1998                            106                     102                   ---                 ---
September 30, 1998                        90                      77                   ---                 ---
December 31, 1998                         45                      82                   ---                 ---
March 31, 1999                            54                      98                   ---                 ---
June 30, 1999                             48                     112                   ---                 ---
September 30, 1999                        53                      90                   ---                 ---
December 31, 1999                         48                     153                   ---                 ---
March 31, 2000                            78                     208                   ---                 ---
June 30, 2000                             67                     141                   ---                 ---
August 2, 2000                           ---                     ---                   100                 100
September 30, 2000                        58                     126                   104                  99
December 31, 2000                         36                      66                    66                  67
April 6, 2001                             48                      47                    80                  47


                                    [CHART]

SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, certain of our officers, and persons or entities who own more than ten percent of our Common Stock, to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of our Common Stock. These directors, officers and shareholders beneficially owning more than ten percent of our Common Stock are required by regulations to furnish us with copies of all forms they file under Section 16(a).

Based solely upon a review of the copies of such reports furnished to us and written representations from such directors, officers and shareholders beneficially owning more than ten percent of our Common Stock, all Section 16(a) filing requirements were satisfied, except that Dr. Erik Erbe, David McIlhenny, Antony Koblish, William McDonald, Dr. Maarten Persenaire, Dr. Howard Salasin and Jeffrey Wicklund each made a late filing of one report of changes in beneficial ownership.

                 SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission governing the solicitation of proxies. To be considered for inclusion in the proxy statement and form of proxy card relating to the 2002 Annual Meeting, we must receive such proposals no later than December 26, 2001. Proposals should be directed to the attention of the Secretary of the Company.


                          ANNUAL REPORT OF SHAREHOLDERS

A copy of the Annual Report for the year ended December 31, 2000 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

                                       By Order of the Board of Directors,



                                       JOSEPH M. PAIVA
                                       Corporate Secretary

                                                                      APPENDIX A

ORTHOVITA, INC. AND SUBSIDIARIES

AUDIT COMMITTEE CHARTER

Organization

The Audit Committee assures the credibility of the Company's financial reporting providing oversight of the financial reporting process and internal controls.

Statement of Policy
The audit committee provides assistance to the company directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company. It is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the management of the company.

Responsibilities

In carrying out its responsibilities, the audit committee's policies and procedures should remain flexible. In this way the committee can best react to changing conditions and can ensure to the directors and shareholders that the corporate accounting and reporting practices are in accordance with all requirements and are of the highest quality and standards.

In carrying out these responsibilities, the audit committee will:

 .    Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and any subsidiaries;
 .    Meet with the independent auditors and management of the company to review the scope of the proposed audit for the current year and the audit procedures. At the conclusion of such audit, the committee shall review any comments or recommendations of the independent auditors.
 .    Review with the independent auditors, the company's management, and other company personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures. Particular emphasis should be given to the adequacy of such internal controls to expose any payment, transactions, or procedures that might be deemed illegal or otherwise improper.
 .    Receive prior to each meeting, a summary of findings, if any, from completed quarterly audits of the independent auditors.
 .    The committee should review in-house policies and procedures for regular review of officers' expenses and benefits.
 .    Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosures and content of the financial statements to be presented to the shareholders and the investment community. Any changes in accounting principle should be reviewed.

 .    Provide sufficient opportunity for the independent auditors to meet with the committee members without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial personnel, and the cooperation that the independent auditors received during their audit fieldwork.
 .    Review accounting and financial human resources and succession planning within the company.
 .    Submit the minutes of all meetings of the audit committee to the board of directors. In addition, all relevant issues should be discussed at board of directors meetings.
 .    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.


Guidelines

 .    The audit committee is comprised of at least three members, each of whom is independent and financially literate. At least one member of the committee must have past employment or experience in finance or accounting.
 .    The committee shall meet on a regular basis; however, no less than two times per year.

                                      PROXY
                                 ORTHOVITA, INC.
              2001 Annual Meeting of Shareholders - - May 29, 2001
 This Proxy Is Solicited on Behalf of the Board of Directors of Orthovita, Inc.

The undersigned, having duly received notice of the meeting and the proxy statement therefore, and revoking all prior proxies, hereby appoints Joseph M. Paiva, attorney of the undersigned (with full power of substitution, for and in the name(s) of the undersigned, to attend the Annual Meeting of Shareholders of Orthovita, Inc. to be held at the Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania, 19355 at 3:30 (Eastern standard time), on Tuesday, May 29, 2001 and any adjourned sessions thereof, and to vote and act upon the matters set forth herein in respect of shares of Common Stock of Orthovita, Inc. which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present. Each of the matters set forth herein is being proposed by Orthovita, Inc.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

[X]  Please mark your votes as in this example.

     TO ELECT A BOARD OF DIRECTORS (nominees David S. Joseph, Paul Ducheyne, Ph.D, Randal R. Betz, M.D., Morris Cheston, Jr., James M. Garvey, Robert M. Levande, Bruce A. Peacock, and Jos B. Peeters, Ph.D.)

        [_] FOR     [_] WITHHELD     [_] FOR ALL EXCEPT

To withhold authority to vote for a particular nominee(s), mark the "FOR ALL EXCEPT" box and write the name of the nominee(s) on the line provided:

______________________________________________

______________________________________________

--------------------------------------------------------------------------------

                       This space intentionally left blank

TO APPROVE AN AMENDMENT TO THE 1997 EQUITY COMPENSATION PLAN.

     [_] FOR     [_] AGAINST     [_] ABSTAIN

IN THEIR DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENTS THEREOF.

     [_] FOR     [_] AGAINST     [_] ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

Attendance of the undersigned at the meeting or at any adjournment session thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to revoke said proxy in person. If the undersigned hold(s) any of the shares of Orthovita, Inc. in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.
  PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED
                                   ENVELOPE.

                                              DATE:_____________________________

                                          SIGNATURE_____________________________

                                       PRINTED NAME_____________________________

                        SIGNATURE (if held jointly)_____________________________




Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.

--------------------------------------------------------------------------------


                  For online voting log-on to www.votestock.com

Step 1: Enter login # from below and your Social Security #

                                  Your Login #

Step2: Vote your proxy by checking the appropriate boxes


Step3: Click on "Submit Vote"

                            1, 2, 3....You are done!



If you have successfully voted online, please do not mail your proxy card in. You can change your vote up to the meeting date by repeating the above process.